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                                                                    EXHIBIT 3.39

[LOGO]
ARTICLES OF AMENDMENT OF THE                                              [SEAL]
ARTICLES OF INCORPORATION

Approved By

INSTRUCTIONS                                      INDIANA CODE 23-1-38-1 ET SEQ.

                                                  FILING FEE: $30.00

                                                  [SEAL]

                          ARTICLES OF AMENDMENT OF THE
                          ARTICLES OF INCORPORATION OF:

Name of Corporation                               Date of incorporation

 Customized Project Management Solutions, Inc.        October 7, 1965

The undersigned officers of the above referenced Corporation (HEREINAFTER REFERRED TO AS THE "CORPORATION") existing pursuant to the provisions of:
(Indicate appropriate act)

   /X/ Indiana Business Corporation     / / Indiana Professional Corporation Act
       Law                                  of 1983

  as amended (HEREINAFTER REFERRED TO AS THE "ACT"), desiring to give notice of corporate action effectuating amendment of certain provisions of its Articles of Incorporation, certify the following facts:

                             ARTICLE I AMENDMENT(S)

The exact text of Article(s) 1 of the Articles

     (NOTE: IF AMENDING THE NAME OF CORPORATION, WRITE ARTICLE "I" IN SPACE ABOVE AND WRITE "THE NAME OF THE CORPORATION IS __________" BELOW)

The name of the Corporation is Federal Traffic Service, Inc.


                                   ARTICLE II

Date of each amendment's adoption:

 February 7, 2001

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                     ARTICLE III MANNER OF ADOPTION AND VOTE

Mark applicable section: NOTE - Only in limited situations does Indiana law permit an Amendment without shareholder approval. Because a name change requires shareholder approval, Section 2 must be marked and either A or B completed.

/ / SECTION 1  This amendment was adopted by the Board of Directors or
               Incorporators and shareholder action was not required.

/X/ SECTION 2  The shareholders of the Corporation entitled to vote in respect to the amendment adopted the proposed amendment. The amendment was adopted by: (SHAREHOLDER APPROVAL MAY BE BY EITHER A OR B)

               A. Vote of such shareholders during a meeting called by the
                  Board of Directors. The result of such vote is as follows:

               / /    Shares entitled to vote.

               / /    Number of shares represented at the meeting.

               / /    Shares voted in favor.

               / /    Shares voted against.

               B. Unanimous written consent executed on February 7, 2001 and signed by all shareholders entitled to vote.

                  ARTICLE IV COMPLIANCE WITH LEGAL REQUIREMENTS

    The manner of the adoption of the Articles of Amendment and the vote by which they were adopted constitute full legal compliance with the provisions of the Act, the Articles of Incorporation, and the By-Laws of the Corporation.

    I hereby verify, subject to the penalties of perjury, that the statements contained herein are true, this 20th day of February, 2001.

Signature of current officer or                Printed name of officer or
 chairman of the board                           chairman of the board

  /s/ Richard A. Clark                            Richard A. Clark

Signature's Title

  Assistant Secretary